UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2025

Thumzup Media Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-42388	85-3651036
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11845 W. Olympic Blvd., Ste 1100W #13
Los Angeles, CA	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation.

Certificate of Designations, Preferences, Rights and Limitations of Series C Convertible Preferred Stock

On June 17, 2025, the Company filed with the Nevada Secretary of State a Certificate of Designation, Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “COD”) designating 200,000 shares of Series C, par value $0.001.

Each share of Series C has a stated value of $60.00. Holders of the Series C shall be entitled to vote on an as-converted basis. The Series C ranks junior to the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, but ranks senior to the Company’s Common Stock and any preferred stock issued after the Series C. In the event of a liquidation of the Company, the holders of Series C shares will share in the distribution of the Company’s net assets on an as-converted basis, subordinate only to the Series A and Series B shares.

The Series C conversion price is subject to equitable adjustment in the event of a stock split, reverse split and similar events. The number of shares of Common Stock into which a holder may convert Series C shares will be limited by a beneficial ownership limitation, which restricts the number of shares of Common Stock that the holder and its affiliates may beneficially own after a conversion to 4.99% or 9.99% at the option of the holder.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the COD, a copy of which is filed as Exhibit 3.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Designation, Preferences, Rights and Limitations of Series C Convertible Preferred Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thumzup Media Corporation

Date: June 23, 2025	By:	/s/ Robert Steele
	Name:	Robert Steele
	Title:	Chief Executive Officer

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